Exhibit 5.1


                         Dover Downs Entertainment, Inc.

Dover Downs Entertainment, Inc.
1131 North Dupont Highway
Dover, Delaware 19901

Ladies and Gentlemen:

         I am the Vice President - General Counsel of Dover Downs Entertainment, Inc., a Delaware corporation ("Dover") and have acted as counsel to Dover in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,793,946 shares of common stock, par value $.10 per share, of Dover.

         In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing examination, I am of the opinion that the shares to be issued by Dover to the shareholders of Grand Prix Association of Long Beach, Inc. have been duly authorized and, when issued in the manner contemplated by the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

         I am, in this opinion, opining only on the corporate law of the State of Delaware and the federal law of the United States. I am not opining on "blue sky" or other state securities laws.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" therein and in the related prospectus, and in any supplements thereto or amendments thereof.

                                                     Very truly yours,

                                                     Michael B. Kinnard